Exhibit 10.2

Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain identified information marked with [*****] has been excluded from the exhibit because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

SERVICE AGREEMENT

This Service Agreement (“Agreement”) is made of and entered into on 08th September 2021 between CytoMed Therapeutics (Malaysia) Sdn. Bhd. (“Company”) and Choo Chee Kong (“Service Provider”).

BETWEEN

(1)        CHOO CHEE KONG (Singapore National ID : [*****]) of [*****] (the “Service Provider”);

AND

(2)        CYTOMED THERAPEUTICS (MALAYSIA) SDN. BHD. (Registration Number: 201301044786 (1074609-M)), a company incorporated in Malaysia and having its registered office at Room 503, 5th Floor Merlin Tower, Jalan Meldrum, 80000 Johor Bahru, Johor (the “Company”).

The Company and the Service Provider shall hereinafter be referred to singularly as “Party” and collectively as “Parties”.

WHEREBY IT IS AGREED as follows:

1.	Scope of Work

To provide Business Development and Marketing Services (“Workscope”) to the Company. Subject to mutual agreement, this engagement could be extended to CytoMed Therapeutics Pte Ltd (“CytoMed”, and together with its subsidiaries, the “CytoMed Group”).

2.	Date of Commencement and Term of Engagement

The initial term of this engagement shall commence on 08th September 2021 and it shall continue in effect for a period of one (1) year ending on 07th September 2022 (“Initial Term”).

Thereafter, this Agreement shall be renewed automatically for additional one (1) year term unless terminated by a Party in accordance to Clause 8 hereinbelow.

3.	Duties and Responsibilities

3.1	Under the Workscope, the duties and responsibilities of the Service Provider shall be as follows:

(a)	devote effort to developing, promoting and managing the Company’s business interests and shall act at all times in a prudent manner to preserve the reputation and integrity of the Company.

(b)	at all times carry out the duties of that position as assigned to the Service Provider from time to time and all incidental duties in a diligent, timely and competent manner.

(c)	not represent any other company in the same industry or engage in any other commercial activity or activities with such companies without the prior written consent of the Company; and

(d)	use the best efforts to be in constant communication with others in the Company’s industry to further the business interests of the Company and shall keep the Company fully and constantly advised of the market conditions and developments.

3.2	The responsibilities of the Service Provider shall include:

(a)	analyse market trend and competitor’s position;

(b)	develop and execute business and marketing strategies to expand existing and new market;

(c)	networking with customers and collaborators;

(d)	receive and review customers and collaborators’ enquiry; and

(e)	any ad-hoc tasks as instructed by the Company.

4.	Place of Service

Principal place of service shall be in Singapore.

5.	Tax Liability

All taxers including personal income taxes liabilities in Singapore and Malaysia shall be on the account of the Service Provider.

6.	Service Fee

As full compensation for the services rendered pursuant to this Agreement, the Company shall pay the Service Provider the sum of RM 2,000.00/= per month, to be paid at the last working day of the month to the following bank account:

Beneficiary	[*****]

Beneficiary’s Bank	[*****]

Beneficiary’s Bank Address	[*****]

Beneficiary’s Bank Account No.	[*****]

Swift Code	[*****]

The Service Provider shall not be entitled to any overtime claim. Visa, accommodations, airfares, travel insurance, petrol, entertainment fee shall be at the Company’s costs.

7.	Expenses

During the term of this Agreement, the Service Provider shall submit the expenses according to the claim format as advised by the Company and the Company shall reimburse the Service Provider for all reasonable and approved out-of-pocket expenses which are incurred in connection with the performance of the Workscope specified hereinabove. Notwithstanding the foregoing, expenses for the time spent by the Service Provider in traveling to and from the Company office shall not be reimbursable.

8.	Termination

Any Party may terminate this Agreement at any time by three (3) months’ advance written notice to the other Party, unless otherwise agreed between the Parties. In addition, if the Service Provider is convicted of any crime or offense, fails or refuses to comply with the written policies or reasonable directive of the Company, is guilty of serious misconduct in connection with performance hereunder, or materially breaches provisions of this Agreement, the Company at any time may terminate the engagement of the Service Provider immediately and without prior written notice to the Service Provider.

9.	Independent Service Provider

This Agreement shall not render the Service Provider an employee, partner, agent of, or party to a joint venture with the Company for any purpose. The Service Provider is and will remain an independent service provider in his relationship to the Company. The Company shall not be responsible for withholding taxes with respect to the Service Provider’s compensation/service fee hereunder. The Service Provider shall have no claim against the Company hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker’s compensation, health or disability benefits, unemployment insurance benefits, statutory contributions or employee benefits of any kind.

10.	Notices

Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, return receipt requested;

Company	Attention Designation Tel Email Postal Address	: [*****] : Director : [*****] : [*****] : No.12, Jalan Permas 9/16 Bandar Baru Permas Jaya, 81750 Masai, Johor, Malaysia.

Service Provider	Attention Tel Email Postal Address	: Peter Choo : [*****] : [*****] : [*****]

11.       Confidentiality

The Company is committed to taking whatever steps necessary or desirable to protect what it views as its proprietary or confidential information. While appointed pursuant to these terms, Service Provider shall protect and guard such information, and shall keep with complete secrecy all proprietary and confidential information entrusted to Service Provider. Except for the purpose of performing Service Provider’s responsibilities under these terms, Service Provider shall not directly or indirectly use, disseminate, disclose, lecture upon or publish articles concerning such information without the Company’s prior consent. For this purpose, proprietary or confidential information includes any information developed, used in or relating to the business of the Company. The Service Provider may be asked from time to time to sign the Company’s standard confidentiality agreement to confirm Service Provider’s confidential and other fiduciary obligation to the Company. The Service Provider agrees that consent is given to the Company to collect, record, store, use and process “Personal Data” as defined by the Personal Data Protection Act 2010 relating to the Service Provider for all purposes relating to the Workscope.

The provision of this Clause shall continue to apply after the termination of this Agreement without limit in point of time, but shall cease to apply to information or knowledge which may legally come into the public domain other than by way of unauthorised disclosure by Service Provider.

12.       Non-solicitation and non-competition

The Service Provider shall not at any time either during the continuance of the engagement hereunder or within one (1) year thereafter either on Service Provider’s own account or for any other person or body corporate or unincorporated directly or indirectly entice away from the Company, or its associated companies any person who now is or shall at any time during or at the date of the termination of this Agreement be an employee of the Company or its associated companies or induce, persuade or suggest to such employee that he or she shall leave the employment of the Company or its associated companies.

The Service Provider covenants with the Company that Service Provider shall not within the area of Service Provider’s responsibility or expertise for a period of one (1) year after termination of this Agreement without the prior written consent of the Company, either on Service Provider’s own account or for any other person, directly or indirectly, solicit, interfere with or endeavour to entice away from the Company, any person or company who is or has been a client, customer or executive of or in the habit of dealing with the Company. The Company reserves the right to take any action, legal or otherwise, against Service Provider should the Service Provider breach the above undertaking in letter and in spirit. Moreover, the Service Provider agrees to indemnify the Company for any loss howsoever caused by the Service Provider breach of the above undertaking.

13.       Conflict Of Interest

13.1       Service Provider shall not, without the consent of the Company, be directly or indirectly employed, engaged, concerned with or hold office or position, (whether as an employee, agent, independent contractor or otherwise) in any organisation, enterprise, employer or business or trade where a conflict of interest or potential conflict of interest may arise between his personal interest and the interest of the Company for as long as Service Provider is engaged by the Company.

13.2       Service Provider must not venture into any kind of activities that may be in conflict with the Company/holding or subsidiary or associated Company interests. The Service Provider must obtain the prior written approval of the

Company before assuming other opportunities for financial gain whilst within our appointment.

14.        Intellectual Property

Any process, procedure, program, discovery, idea, formulae, improvement, development, technology, design, invention (collectively “Inventions”), whether or not patentable or copyrightable, conceived, developed, invented or made solely by the Service Provider, or jointly with others, while in the service of the Company in connection with or in any way affecting or relating to the business of the Company, its related corporations and/or associated companies (a “Group Company”) or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to the Company and shall belong to and be the absolute property of the Company or such other Group Company as the Company may nominate for the purpose.

The Service Provider, if and whenever required so to do (whether during or after the termination of his engagement), shall at the expense of the Company or its nominee apply or join in applying for letters patent or other similar protection in the Republic of Singapore or any other part of the world for any such Inventions as aforesaid and execute all instruments and do all things necessary for vesting the said letters patent or other similar protections when obtained and all right and title to and interest in the same in the Company and/or its nominee absolutely and as sole beneficial owner or in such other person as the Company may require.

15.        Other General Terms & Conditions

If, in the opinion of the Company, the Service Provider shall at any time neglect or refuse to perform or comply with all lawful directions given by the Company, in pursuance of this appointment or fail to observe any of the conditions or stipulations of this appointment or if found guilty of insobriety or misconduct, breach of trust or dishonesty or incompetent or untrustworthy or any way misconduct at work, the Company may immediately, and without assigning any reason, terminate this Agreement hereunder and in any such case, the Service Provider will not be entitled to the payment of any sum by the Company either by way of monies or otherwise but this provision shall not in any way prejudice the right of the Company to claim damages for breach of the Agreement by the Service Provider.

16.        Modification of Agreement

No provision of this Agreement may be waived, amended or modified unless in writing by the Parties hereto.

17.        Governing Law and jurisdiction

This Agreement shall be governed by the laws of Malaysia and each of the parties hereto submits to the non-exclusive jurisdiction of the courts of Malaysia.

18.       Severance

If any provision or part-provision of this Agreement is or becomes invalid, illegal, or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal, and enforceable. If such modification is not possible, the relevant provision or part-provision shall be deemed deleted. Any modification to or deletion of a provision or part-provision under this Clause shall not affect the validity and enforceability of the rest of this Agreement.

19.       Waiver

A waiver of any right or remedy under this Agreement or law is only effective if given in writing and shall not be deemed a waiver of any subsequent breach or default. No failure or delay by a Party to exercise any right or remedy provided under this Agreement or by law shall constitute a waiver of that or any other right or remedy, nor shall it prevent or restrict the further exercise of that or any other right or remedy. No single or partial exercise of such right or remedy shall prevent or restrict the further exercise of that or any other right or remedy.

20.        Third party rights

A person who is not a party to this Agreement has no right to enforce any term of this Agreement.

21.        Entire agreement

This Agreement constitutes the entire agreement between the Parties and supersede all prior communications, negotiations, representations, and agreements between the Parties concerning the subject matter.

22.        Counterparts

This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed in duplicate originals as of the month, day, and year first above written.

THE SERVICE PROVIDER

Signed by	)

CHOO CHEE KONG (Singapore National ID: [*****])	) /s/ CHOO CHEE KONG

)

THE COMPANY

Signed by	)

TAN YOONG YING (NRIC Number: [*****])	) /s/ TAN YOONG YING

for and on behalf of	)

CYTOMED THERAPEUTICS (MALAYSIA) SDN. BHD. (Registration Number: 201301044786 (1074609-M))